Exhibit 10.27


                            SECOND AMENDMENT TO THE
       RECOGNITION AND RETENTION PLAN OF WARWICK COMMUNITY BANCORP, INC.

                  Pursuant to Section 8.2 of the Recognition and Retention Plan of Warwick Community Bancorp, Inc. ("Plan"), the Plan is amended as follows, effective as of the effective dates set forth below:

1. ARTICLE VI-- Effective as of December 19, 2000, Section 6.5(a) shall be amended in its entirety to read as follows:

                           (a) Any cash dividends or distributions declared and
                  paid with respect to Shares in the Trust Fund that are, as of the record date for such dividend or distribution, allocated to an Eligible Director, Eligible Director Emeritus or Eligible Employee in connection with an Award shall be distributed to such Eligible Director, Eligible Director Emeritus or Eligible Employee as soon as practicable after paid to the Trust Fund. Any cash dividends or distributions declared and paid with respect to Shares that are not, as of the record date for such dividend or distribution, allocated to any Eligible Director, Eligible Director Emeritus or Eligible Employee in connection with any Award shall, at the direction of the Committee, be held in the Trust or used to pay the administrative expenses of the Plan, including any compensation due to the Trustee.

2. ARTICLE VII-- Effective as of December 19, 2000, Section 7.1 shall be amended by adding the following sentence at the end thereof:

                  In the case of an Eligible Director or Eligible Director Emeritus who consents to a change in the vesting schedule for an Award previously granted such that the Award vests at a subsequent date than provided herein, the vesting schedule for such Eligible Director or Eligible Director Emeritus shall be changed as provided in the Award notice entered into between such person and the Committee; provided however, that such an Award shall become 100% vested on the date of the Award holder's death, Disability or Retirement or upon a Change in Control.

         3. ARTICLE VII -- Effective as of December 19, 2000, any reference in the Plan to the term "Change of Control" shall be changed to read "Change in Control."